Exhibit 99.1

GAP INC. REPORTS AUGUST SALES RESULTS

SAN FRANCISCO - September 4, 2014 - Gap Inc. (NYSE: GPS) today reported that August net sales were flat compared with last year. Net sales were $1.23 billion for each of the four-week periods ended August 30, 2014 and August 31, 2013.

"We’re encouraged by the positive momentum at Old Navy, while focused on the necessary steps to drive improved performance across our portfolio of brands in the back half,” said Glenn Murphy, chairman and chief executive officer, Gap Inc.

August Comparable Sales Results
Gap Inc.’s comparable sales for August 2014 were down 2 percent versus a 2 percent increase last year. Comparable sales by global brand for August 2014 were as follows:

•	Gap Global: negative 6 percent versus positive 2 percent last year

•	Banana Republic Global: negative 2 percent versus positive 2 percent last year

•	Old Navy Global: positive 2 percent versus positive 1 percent last year

The company noted that Gap brand’s August 2014 sales performance will likely put pressure on the brand’s gross margins in September 2014.

Additional insight into Gap Inc.’s sales performance is available by calling 1-800-GAP-NEWS (1-800-427-6397). International callers may call 706-902-4949. The recording will be available at approximately 1:00 p.m. Pacific Time on September 4, 2014 and available for replay until 1:00 p.m. Pacific Time on September 12, 2014.

September Sales
The company will report September sales on October 9, 2014.

Forward-Looking Statements
This press release and related sales recording contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding:

•	driving improved performance across our portfolio of brands in the back half of fiscal 2014; and

•	the potential impact of August 2014 sales performance on Gap brand’s gross margins in September 2014.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact the company’s results of operations;

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that the company will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the risk that if the company is unable to manage its inventory effectively, its gross margins will be adversely affected;

•	the risks to the company’s reputation or operations associated with importing merchandise from foreign countries, including failure of the company’s vendors to adhere to its Code of Vendor Conduct;

•	the risk that comparable sales and margins will experience fluctuations;

•	the risk that our investments in omni-channel shopping initiatives may not deliver the results the company anticipates;

•
the risk that we are subject to data or other security breaches that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in our security measures, which could have an adverse effect on our results of operations and our reputation;

•	the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect the company’s operations and financial results;

•	the risk that changes in the regulatory or administrative landscape could adversely affect our financial condition, strategies, and results of operations; and

•	the risk that we will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of September 4, 2014. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2013 net sales were $16.1 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,200 company-operated stores, almost 400 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
David Davick
(415) 427-2164
Investor_relations@gap.com

Media Relations Contact:
Kari Shellhorn
(415) 427-1805
Press@gap.com